UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 20, 2024

INTERACTIVE STRENGTH INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41610	82-1432916
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1005 Congress Avenue, Suite 925
Austin, Texas		78701
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 310 697-8655

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	TRNR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On February 20, 2024, Interactive Strength Inc., a Delaware corporation (the “Company”), entered into an Exclusive Distribution Agreement (the “Distribution Agreement”) with WOODWAY USA, INC. (the “Distributor”), a Wisconsin corporation, pursuant to which the Company granted to the Distributor the exclusive right to sell and distribute the Company’s CLMBR product anywhere in the world in the commercial market. In consideration for entering into the Distribution Agreement the Company issued to the Distributor a warrant (the “Warrant”) to purchase up to an aggregate of 800,000 shares of the Company’s common stock, $0.0001 par value per share (the “Common Stock”). The Distribution Agreement has a five year term and is automatically renewable for further five year terms unless the Distributor cancels at least 90 days prior to the expiration of the term. Pursuant to the Distributor Agreement, the Distributor will place an order for 2,150 units of the Company’s CLMBR product. If all units are sold this will generate up to approximately $7 million in net revenue to the Company. The Distributor will have a security interest in these units. In addition, pursuant to the Distribution Agreement, the Distributor has a right of first refusal to buy the Company’s business.

The foregoing description of the Distribution Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Distribution Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Company issued a press release on February 26, 2024 with regard to the Distribution Agreement. The full text of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Description of the Warrants

The Warrant is exercisable for 800,000 shares of Common Stock, at an exercise price of $1.25 per share. The Warrant has a ten year term and its exercise price is subject to voluntary adjustments and adjustments upon subdivision or combinations of shares of Common Stock.

The foregoing description of the Warrant does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Warrant, a copy of which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K with respect to the issuance of the Warrant is incorporated by reference into this Item 3.02. The Warrant was issued pursuant to an exemption from the registration requirements under Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder. The recipient of the Warrant is an “accredited investor” as defined in Rule 501 under the Securities Act. The Warrant and the shares of Common Stock issuable pursuant to the exercise of the Warrant have not been registered under the Securities Act and thus neither the Warrant nor the underlying shares may be offered or sold in the United States in the absence of an effective registration statement or exemption from the registration requirements of the Securities Act.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Warrant to Purchase Common Stock, issued February 20, 2024
10.1*	Exclusive Distribution Agreement, by and between Interactive Strength Inc. and Woodway USA, Inc., dated February 20, 2024.
99.1	Press Release
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Certain schedules and similar attachments have been omitted in reliance on Item 601(a)(5) of Regulation S-K. The Company will provide, on a supplemental basis, a copy of any omitted schedule or attachment to the SEC or its staff upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Interactive Strength Inc.

Date:	February 26, 2024	By:	/s/ Michael J. Madigan
Michael J. Madigan Chief Financial Officer